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Exhibit 23

                      Consent of Independent Accountants


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-76925, No. 333-47657, No. 333-47655, No. 333-
47653) of Beringer Wine Estates Holdings, Inc. of our report dated July 30, 1999 relating to the financial statements, which appears in the annual report to security holders, which is incorporated in this Annual Report on Form 10-K.


/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP
San Francisco, California
September 28, 1999